                                                                      EXHIBIT 27

                            FINANCIAL DATA SCHEDULE

                    ITEM 601(C) OF REGULATION S-K COMMERCIAL
              AND INDUSTRIAL COMPANIES ARTICLE 5 OF REGULATION S-X

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            DECEMBER 31,
ITEM NUMBER                                  ITEM DESCRIPTION                                   1993
- -----------                                  ----------------                               ------------
5-02(1)        cash and cash items.........................................................   127,756
5-02(1)        cash and cash items--joint ventures.........................................    14,943
5-02(1)        cash and cash items--restricted.............................................    48,105
5-02(2)        marketable securities.......................................................       N/A
5-02(3)(a)(1)  notes and accounts receivable--trade........................................    21,658
5-02(4)        allowances for doubtful accounts............................................       N/A
5-02(6)        inventory...................................................................       N/A
5-02(9)        total current assets........................................................       N/A
5-02(13)       property--power plant, net..................................................   458,974
5-02(13)       property--equipment, net....................................................     4,540
5-02(14)       accumulated depreciation--plant.............................................    67,813
5-02(14)       accumulated depreciation equipment..........................................     4,773
5-02(18)       total assets................................................................   715,984
5-02(21)       total current liabilities...................................................       N/A
5-02(22)       bonds and mortgages and similar debt--senior notes..........................    35,730
5-02(22)       bonds and mortgages and similar debt--convertible debentures................   100,000
5-02(28)       preferred stock--mandatory redemption.......................................    58,800
5-02(29)       preferred stock--no mandatory redemption....................................       N/A
5-02(30)       common stock................................................................     2,404
5-02(31)       other stockholders' equity--additional paid-in capital......................   100,965
5-02(31)       other stockholders' equity--retained earnings...............................   111,031
5-02(32)       total liabilities and stockholders' equity..................................   715,984
5-03(b)1(a)    net sales of tangible products..............................................   132,059
5-03(b)1       total revenues..............................................................   149,253
5-03(b)2(a)    cost of tangible goods sold.................................................       N/A
5-03(b)2       total costs and expenses applicable to sales and revenues--plant operations.    25,362
5-03(b)3       other costs and expenses--general and administration........................    13,158
5-03(b)3       other costs--royalties......................................................     8,274
5-03(b)5       provision for doubtful accounts and notes...................................       N/A
5-03(b)(8)     interest and amortization of debt discount..................................    30,205
5-03(b)(8)     interest and amortization--capitalized......................................    (6,816)
5-03(b)(10)    income before taxes and other items.........................................    61,258
5-03(b)(11)    income tax expense..........................................................    18,184
5-03(b)(14)    income continuing operations................................................    43,074
5-03(b)(15)    discontinued operations.....................................................       N/A
5-03(b)(17)    extra ordinary items........................................................       N/A
5-03(b)(18)    cumulative effect--changes in accounting principle..........................     4,100
5-03(b)(19)    net income..................................................................    47,174
5-03(b)(20)    earnings per share primary..................................................      1.11
5-03(b)(20)    earnings per share fully diluted............................................      1.11